EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT


      This Employment Agreement (this "AGREEMENT") is made as of April 13, 1998, by CYNET, INC, a Texas corporation (the "EMPLOYER"), and RAY C. DAVIS, an individual resident of the State of Texas (the "EMPLOYEE").

                                 INTRODUCTION

      Employer, directly or through one or more subsidiaries, is engaged in the business of providing enhanced fax and related communication services. The Employer desires to continue the employment of the Employee, and the Employee wishes to continue such employment, upon the terms and conditions set forth in this Agreement.

      The parties, intending to be legally bound, agree as follows:

      Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

      1.1 "AFFILIATE" or "AFFILIATES" -- any Person that, directly or indirectly, controls, or is controlled by or under common control with, the Employer, including the Employer. For the purposes of this definition, "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power to direct or cause the direction of the management and policies of any Person, directly or indirectly, through ownership of voting securities, by contract, or otherwise.

      1.2 "AGREEMENT" -- this Employment Agreement, as amended from time to time.

      1.3 "BASIC COMPENSATION" -- Salary and Benefits.

      1.4 "BENEFITS" -- as defined in Section 3.1(c).

      1.5 "BOARD OF DIRECTORS" -- the board of directors of the Employer.

      1.6 "CONFIDENTIAL INFORMATION" -- any and all:

            (a) trade secrets concerning the business and affairs of Employer or any Affiliate, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, data bases, computer software and programs (including object code and source code), computer software and database technologies,

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                  systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the common law of the State of Texas; and

            (b) information concerning the business and affairs of Employer or any Affiliate (which includes historical financial statements, financial projections and budgets, historical and projected sales, marketing and customer data, capital spending budgets, acquisition prospects and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for any Affiliate containing or based, in whole or in part, on any information included in the foregoing.

      1.7 "EMPLOYEE INVENTION" -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer or the Affiliates, and any such item created by the Employee, either solely or in conjunction with others, following termination of the Employee's engagement with the Employer, that is based upon or uses Confidential Information.

      1.8 "SALARY" -- as defined in Section 3.1(a).

      1.9 "EMPLOYMENT PERIOD" -- the term of the Employee's engagement under this Agreement.

      1.10 "DISABILITY" -- as defined in Section 5.2.

      1.11 "EFFECTIVE DATE" -- the date stated in the first paragraph of the Agreement.

      1.12 "FISCAL YEAR" -- the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

      1.13 "FOR CAUSE" -- as defined in Section 5.3.


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      1.14 "INCENTIVE COMPENSATION" -- as defined in Section 3.2.

      1.15 "PERSON" -- any individual, general or limited partnership, joint venture, corporation (including any non-profit corporation), limited liability company, bank, estate, trust, association, entity, unincorporated organization, or government body.

      1.16 "POST-EMPLOYMENT PERIOD" -- as defined in Section 7.2.

      1.17 "PROPRIETARY ITEMS" -- as defined in Section 6.2(a)(iv).

      1.18 "WARRANT" -- as defined in Section 3.2.

      Section 2.  ENGAGEMENT TERMS AND DUTIES.

      2.1 ENGAGEMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment by the Employer, upon the terms and conditions set forth in this Agreement.

      2.2 TERM. Subject to the provisions of Section 5, the term of the Employee's employment under this Agreement will be five (5) years, beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. Thereafter, the term may continue for additional one (1) year periods upon the mutual written agreement of the Employee and the Employer.

      2.3 DUTIES. The Employee will undertake such projects as are assigned or delegated to the Employee by the President (which projects shall be of a senior management or executive level) and will initially serve as Chief Technical Advisor of the Employer. While Employee will not be expected to maintain regular office hours on Employer's premises, the Employee will be available to devote at lease one-half of his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the President and Board of Directors in the advancement of the best interests of the Employer. For the Employee's service as a director of the Employer or as a director or officer of any of its Affiliates, the Employee will fulfill his duties as such director or officer without additional compensation.

      Section 3.  COMPENSATION.

      3.1   BASIC COMPENSATION.

            (a) FEE. The Employee will be paid an annual salary of $150,000.00, subject to adjustment as provided below (the "SALARY"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and may be adjusted upward or

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                  downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than $150,000.00 per year.

            (b) BENEFITS. The Employee will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans (collectively, the "BENEFITS").

      3.2 INCENTIVE COMPENSATION. As additional compensation (the "INCENTIVE COMPENSATION") for the services to be rendered by the Employee pursuant to this Agreement, the Employee will be entitled to participate in the following plans, in the manner described below:

            (a) The Employee will receive a warrant (the "WARRANT") to purchase up to 2,000,000 shares of Class A Common Stock, no par value per share, and will become eligible to exercise all or any part of the Warrant on and after April 13, 1998, provided the Employee exercises the Warrant prior to or on April 13, 2002; and

            (b) The Warrant will be exercisable at a price of $1.00 per share.

      Section 4. FACILITIES AND EXPENSES. The Employer will furnish the Employee office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Employee's duties under this Agreement and as are commensurate with Employee's duties under Section 2.3.

      Section 5.  TERMINATION.

      5.1 EVENTS OF TERMINATION. The Employment Period, the Employee's Salary, Incentive Compensation, and any and all other rights of the Employee under this Agreement or otherwise as an Employee to the Employer will terminate (except as otherwise provided in this Section 5):

            (a)   upon the death of the Employee;

            (b) upon the Disability of the Employee (as defined in Section 5.2) immediately upon notice from either party to the other;

            (c) For Cause (as defined in Section 5.3), immediately upon notice from the Employer to the Employee, or at such later time as such notice may specify; or


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            (d)   upon Employee's voluntary termination of engagement, which termination shall be effective thirty (30) days after Employer's receipt of Employee's written resignation.

      5.2 DISABILITY. For purposes of this Section 5, the Employee will be deemed to have a "DISABILITY" if, for physical or mental reasons, the Employee is unable to perform the Employee's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The Disability of the Employee will be determined by a medical doctor selected by written agreement of the Employer and the Employee upon the request of either party by notice to the other. If the Employer and the Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Employee has a Disability. The determination of the medical doctor selected under this Section
5.2 will be binding on both parties. The Employee must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 5.2, and the Employee hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Employee is not legally competent, the Employee's legal guardian or duly authorized attorney-in-fact will act on behalf of the Employee, under this Section 5.2, for the purposes of submitting the Employee to the examinations, and providing the authorization of disclosure, required under this
Section 5.2.

      5.3 FOR CAUSE. For purposes of Section 5.1, the phrase "FOR CAUSE" means any conduct or behavior by the Employee that, in the good faith judgment of the Employer's Board of Directors, is materially detrimental to or materially harmful to the business or reputation of the Employer including, without limitation: (a) the Employee's breach of a material provisions of this Agreement, which breach is not substantially cured within thirty (30) days after receipt of written notice thereof from Employer; (b) the Employee's repeated failure to adhere to any written Employer policy and Employee's failure to cure such noncompliance within thirty (30) days after receipt of written notice thereof from Employer; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

      5.4 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5.4, and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Employer under this Agreement. For purposes of this Section 5.4, the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Employer from time to time or, if the Employee fails to give notice to the Employer of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Employer will have

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no duty, in any circumstances, to attempt to open an estate on behalf of the
Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

            (a) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement For Cause, the Employee will be entitled to receive his Salary and Benefits through the date such termination is effective and the vested portion of any Incentive Compensation.

            (b) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of the Employee's Disability, as determined under Section 5.2, the Employer will pay the Employee his Salary and Benefits through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or
                  (ii) the period until Disability insurance benefits commence under the Disability insurance coverage, if any, furnished by the Employer to the Employee. The Employee shall be entitled to the vested portions of his Incentive Compensation for the year during which such Disability occurs, but shall not be entitled to any other Incentive Compensation. Employee shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company providing such insurance coverage) after Disability occurs, provided Employee reimburses Employer for the costs of such coverage. Employee shall also be entitled to acquire from Employer any life insurance policy in effect on Employee's life at the date of Disability, provided Employee reimburses Employer the cash surrender value, if any, accumulated in such life insurance policy and assumes the obligation to make payments to maintain such insurance policy in effect.

            (c) TERMINATION UPON DEATH. If this Agreement is terminated because of the Employee's death, the Employee will be entitled to receive his Salary and Benefits through the end of the calendar month in which his death occurs. The Employee shall be entitled to receive the vested portions of his Incentive Compensation for the year during which the Employee's death occurs, but shall not be entitled to any other Incentive Compensation for any subsequent year. Employee's family shall be entitled to continue to participate in Employer's group health insurance (if such participation is permitted by the insurance company providing such insurance coverage) after Employee's occurs, provided Employee's family reimburses Employer for the costs of such coverage.


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            (d)   TERMINATION UPON RESIGNATION. If this Agreement is terminated because of the voluntary resignation of the Employee hereunder, the Employee shall be entitled to receive his Salary and Benefits through the effective date of his termination and any vested portions of his Incentive Compensation. The Employee shall not be entitled to any other Incentive Compensation.

            (e) TERMINATION BY THE EMPLOYER NOT FOR CAUSE. If the Employer terminates this Agreement not For Cause, the Employee will be entitled to receive all of the compensation and Benefits provided by Section 3.1, and the Incentive Compensation provided by Section 3.2 through the effective date of such termination and the Employee shall be subject to the provisions of Section 7.2 hereof.

            (f) BENEFITS. The Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Employee will not receive, as part of his termination fee pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

            (g) EXPIRATION OF ENGAGEMENT. Employer agrees to notify the Employee not less than sixty (60) days prior to the expiration of the initial term of this Agreement or any subsequent continuation thereof as to whether Employer desires to extend the Consulting Period of this Agreement.

      5.5 TERMINATION UPON BREACH BY EMPLOYER. This Agreement may be terminated by Employee, by written notice to Employer, in the event of the Employer's breach of a material provision of this Agreement, which breach is not substantially cured within thirty (30) days after Employer's receipt of written notice thereof from Employee.

      Section 6.  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS.

      6.1 ACKNOWLEDGMENTS BY THE EMPLOYEE. The Employee acknowledges that during the Consulting Period and as a part of his engagement, the Employee will be afforded access to Confidential Information; public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; because the Employee possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

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      6.2 AGREEMENTS OF THE EMPLOYEE. In consideration of the compensation and benefits to be paid or provided to the Employee by the Employer under this Agreement, the Employee covenants as follows:

            (a)   CONFIDENTIALITY.

                  (i) During and for a period of three (3) years following the Employment Period, the Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                  (ii) Any trade secrets of Employer or any Affiliate will be entitled to all of the protections and benefits under the common law of the State of Texas and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  (iii) None of the foregoing obligations and restrictions
                        applies to any part of the Confidential Information that the Employee demonstrates either (x) was known by Employee prior to the date of his original employment by the Employer, (y) was or became generally available to the public other than as a result of a disclosure by the Employee, or (z) was made known to Employee on a nonconfidential basis from a source other than Employer or its representatives or agents, provided that such source is not bound by a confidentiality agreement with, or other obligation of secrecy to, Employer or another party.

                  (iv) The Employee will not remove from the premises of the Employer or any Affiliate (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Employer or such Affiliate) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "PROPRIETARY ITEMS"). The Employee recognizes that, as between the Employer or any Affiliate and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Employer or the Affiliates. Upon termination of this Agreement by

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                        either party, or upon the request of the Employer or any
                        Affiliate during the Employment Period, the Employee will return to the Employer or the Affiliates all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

            (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Employer. The Employee acknowledges that all of the Employee's writing, works of authorship, specially commissioned works, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Employer all of the Employee's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that he will promptly:

                        (i) disclose to the Employer in writing any Employee Invention;

                        (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

                        (iii) execute and deliver to the Employer such
                              applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                        (iv) sign all other papers necessary to carry out the above obligations; and

                        (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

      6.3 DISPUTES OR CONTROVERSIES. The Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Employee, and

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their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

      Section 7.  NON-COMPETITION AND NON-INTERFERENCE.

      7.1 ACKNOWLEDGMENTS BY THE EMPLOYEE. The Employee acknowledges and agrees that the limitations set forth in this Section 7 are a necessary part of and ancillary to the Employee's agreement not to disclose Confidential Information, reasonable and do not impose a greater restraint on the activities of the Employee than is necessary to protect the business interest of the Employer. In the event that any such territorial, scope, or time limitation are deemed to be unreasonable by a court of competent jurisdiction, the Employee agrees to the reduction of the territorial, scope or time limitation to the area, scope or time which such court shall have deemed reasonable.

      7.2 COVENANTS OF THE EMPLOYEE. In consideration of the acknowledgments by the Employee, and in consideration of the compensation and benefits to be paid or provided to the Employee by the Employer in the event this Agreement is terminated pursuant to Section 5.4(a), 5.4(d) or 5.4(e)(i), the Employee covenants that he will not, directly or indirectly:

            (a) during the Employment Period, except in the course of his engagement hereunder, and during the Post-Employment Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name or any similar name to, lend Employee's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer or any Affiliate of Employer anywhere within the geographic areas in which the Employer or any such Affiliate now or hereafter conducts its business; provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

            (b) whether for the Employee's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Employer or any Affiliate of Employer, from any person known by the Employee to be a customer of the Employer or any such Affiliate, whether or not the Employee had personal contact with such person during and by reason of the Employee's engagement with the Employer;


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            (c)   whether for the Employee's own account or the account of any other person at any time during the Employment Period and the Post-Employment Period, (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer or any Affiliate of Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer and any such Affiliate to terminate his engagement with the Employer; or (ii) interfere with the Employer's or any Affiliate's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer or any such Affiliate; or

            (d) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

      For purposes of this Section 7.2, the term "POST-EMPLOYMENT PERIOD" means the three-year period beginning on the date of termination of the Employee's engagement with the Employer.

      If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee.

      The Employee will, while the covenant under this Section 7.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Employee's new employer. The Employer may notify such new employer that the Employee is bound by this Agreement.

      Section 8.  GENERAL PROVISIONS.

      8.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Any such remedy shall be in addition to any damages which the Employer may be legally entitled to recover as a result of any breach by the Employee of any provision of this Agreement. The Employer may pursue any of the remedies described in this
Section 8 concurrently or consecutively and in any order as to such breach or violation, and the pursuit of any one of such remedies at any

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time will not be deemed an election of remedies or a waiver of the right to pursue any other available remedy.

      8.2 ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Employee in Sections 6 and 7 are essential elements of this Agreement supported by the payment of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee, and without the Employee's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the engagement of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

      If the Employee's engagement hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Sections 6 and 7.

      8.3 REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE. The Employee represents and warrants to the Employer that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound. The Employee further represents and warrants to the Employer that no agreements or understandings, whether written or oral, are currently in force and effect between the Employee and the Employer, or any other Person concerning the subject matter of this Agreement.

      8.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of the Employee's obligations hereunder.

      8.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.


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
      8.6 NOTICES. All notices pertaining to this Agreement must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a notice given in the manner set forth in this Section, and must be sent by telegram, telex, facsimile, electronic mail, courier, or prepaid, certified U.S. Mail. Notices will be deemed given when received, if sent by telegram, telex, electronic mail or facsimile and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by telex, telecopy, electronic mail, or facsimile), and when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. Mail. Notices sent by telegram, telex, electronic mail, or facsimile and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on that same day. Notices sent by telegram, telex, electronic mail, or facsimile and received at a time other than between the hours of 12:01 a.m. and 5:00 p.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for notice are as follows:

      If to Employer:         CyNet, Inc.
                              12777 Jones Road, Suite 400
                              Houston, Texas  77070
                              Attention:  General Counsel
                              Facsimile No.:  (281) 894-7952

      With a copy to:         Chamberlain, Hrdlicka, White, Williams & Martin
                              1200 Smith Street, Suite 1400
                              Houston, Texas  77002
                              Attention:  James J. Spring, III
                              Facsimile No.:  (713) 658-2553

                                    and

      If to the Employee:     Ray C. Davis
                              11718 Knobcrest
                              Houston, Texas  77070
                              Facsimile No.:  (281) 370-9017

      8.7 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

      8.8 INTERPRETATION. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any

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provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

      8.9 HEADINGS. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

      8.10 ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement and understanding between the parties to this Agreement concerning the subject matter of this Agreement, and this Agreement supersedes and replaces all prior agreements (including, specifically, the Executive Employment Agreement dated as of March 3, 1997, between Employer and Employee) and understandings, whether written or oral, between such parties concerning the subject matter of this Agreement. No alleged representation, warranty, promise, inducement, or statement of intention not expressly set forth in this Agreement is binding on any party to this Agreement.

      8.11 ACKNOWLEDGMENT AND RELEASE BY THE EMPLOYEE. By his execution of this Agreement, the Employee acknowledges that this Agreement supersedes and replaces all other agreements and understandings, whether written or oral, between the Employee and any other Person concerning the subject matter of this Agreement. In consideration for the rights and obligations arising under this Agreement, the Employee hereby voluntarily, knowingly, fully, finally, completely, and forever releases, relinquishes, and forever discharges the Employer and its Affiliates, their officers, directors, employees, and agents, from any and all claims, actions, demands, and causes of action of whatever kind or character, whether known or unknown, joint or several, which the Employee might have or might claim to have against the Employer for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, liabilities, or other detriments, if any, whatsoever and whenever incurred, suffered, or claimed by the Employee arising from any prior agreement or understanding, whether written or oral, between the Employee and the Employer, or any other Person concerning the subject matter of this Agreement.

      8.12 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

      8.13 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.


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
      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          EMPLOYER:

                                          CYNET, INC.


                                          BY:/s/VINCENT W. BEALE, SR.
                                                VINCENT W. BEALE, SR., PRESIDENT


                                          EMPLOYEE:


                                          BY:/s/RAY C. DAVIS
                                                RAY C. DAVIS


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